Exhibit 10.5

RESTRICTED STOCK UNIT AWARD AGREEMENT

BROADWIND ENERGY, INC.

2007 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made effective as of this            day of                               , 20    , by and between Broadwind Energy, Inc., a Delaware corporation (the “Company”), and                                        (“Participant”).

RECITALS

WHEREAS, Participant on the date hereof is a key employee, officer, director of, or consultant or advisor to, the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant a restricted stock unit award to Participant for shares of the Company’s Common Stock pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock unit award to Participant;

AGREEMENTS

In consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  GRANT OF RESTRICTED STOCK UNIT AWARD

The Company hereby grants to Participant this restricted stock unit award (the “Award”) for                                                  (                          ) restricted stock units on the terms and conditions set forth herein.  Each restricted stock unit shall entitle the Participant to receive one share of the Company’s Common Stock.  [If there is performance-based vesting, include the following: This Award shall expire                                         , unless terminated earlier under the provisions of Article II below.]

ARTICLE II.  VESTING OF RESTRICTED STOCK UNITS

A.            General.  The restricted stock units subject to this Award shall vest according to the following schedule:

Vesting Date	Number of Shares

, 2010
, 2011
, 2012

Subject to such other terms and conditions set forth in this Agreement, the Participant shall not be entitled to the issuance of shares for any portion of the restricted stock units subject to this Award until the Administrator determines the number of restricted stock units, if any, which have vested.

B.            Termination of Relationship.  If, prior to the vesting of all or any portion of the Award, Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director] of the Company or any Affiliate for any reason, the Participant shall forfeit all restricted stock units subject to this Award which have not vested and this Award shall terminate as of the date of the act giving rise to such termination.

C.            Issuance of Shares; Rights as a Stockholder.  On each Vesting Date, the Company shall cause to be issued a stock certificate representing that number of shares of Common Stock that is equal to the number of restricted stock units that have vested as of such Vesting Date, less any shares withheld for payment of taxes as provided in Article IV below, and shall deliver such certificate to Participant.  Until the issuance of such shares, Participant shall not be entitled to receive dividends attributable to such shares of Common Stock, and shall not have any other rights as a stockholder with respect to such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan and Article V of this Agreement.

ARTICLE III.  NONTRANSFERABILITY

This Award shall not be transferable, in whole or in part, by Participant, other than by will or by the laws of descent and distribution, prior to the Vesting Date for each portion of the Award.  If Participant shall attempt any transfer of this Award prior to such date, such transfer shall be void and this Award shall terminate.

ARTICLE IV.  WITHHOLDING TAXES

To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes attributable to this Award are withheld from any amounts payable by the Company to the Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the issuance of any certificates for the shares of Common Stock subject to this Award.  Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of the Company’s Common Stock, including shares of Common Stock received pursuant to this Award upon vesting.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income attributable to this Award.  In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

ARTICLE V.  CAPITAL ADJUSTMENTS

Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any restricted stock units subject to this Award which continue to be subject to vesting

(i.e., Participant shall have such “anti-dilution” rights under the Award with respect to such events, but shall not have “preemptive” rights).

ARTICLE VI.  BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

ARTICLE VII.  2007 EQUITY INCENTIVE PLAN

The Award represented by this Agreement has been granted under, and is subject to the terms of, the Plan.  The terms of the Plan are hereby incorporated by reference herein in their entirety and Participant, by execution hereof, acknowledges having received a copy of the Plan.  Capitalized terms not defined herein shall have the meaning set forth in the Plan.  The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan.  In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.

ARTICLE VIII.  NON-SOLICITATION

A.            Restrictive Covenant.  During the period beginning on the date of this Award and ending on the date which is one year following the termination of Participant’s employment with, or service to, the Company or an Affiliate pursuant to ARTICLE II.  B, Participant shall not, except with the express prior written consent of the Company:  (i) directly or indirectly, either for Participant, or on behalf of any of the Company’s or any Affiliate’s competitors (“Competitors”): (1) induce or attempt to induce any employee, independent contractor or consultant of the Company or any Affiliate to leave the employ of, or terminate its engagement with, the Company or any Affiliate; or (2) in any way interfere with the relationship between the Company or any Affiliate and any employee, independent contractor or consultant of the Company or any Affiliate; or (ii) directly or indirectly, either for Participant, or on behalf of any of the Competitors, solicit the business of any person or entity known to Participant to be a customer of the Company or any of its Affiliates, where Participant, or any person reporting to Participant, had an ongoing business relationship or had made substantial efforts with respect to such customer during Participant’s employment with, or service to, the Company or an Affiliate.

B.            Violation of Restrictive Covenant.  Participant, by accepting this Award, agrees that the foregoing covenants are reasonable with respect to their duration and scope.  Participant further acknowledges that the restrictions are reasonable and necessary for the protection of the legitimate business interests of the Company and its Affiliates, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company and its Affiliates, and that such restrictions were a material inducement to the Company to grant this Award.  In the event of any violation or threatened violation of these restrictions, Participant shall forfeit all restricted stock units subject to this Award which have not vested and this Award shall terminate as of the date of the violation or threatened violation of these restrictions.

ARTICLE IX.  MISCELLANEOUS

A.            Employment or Other Relationship.  Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any Affiliate to terminate the status of Participant as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ Participant in any particular position, at any particular rate of compensation or for any particular period of time.

B.            Securities Law Compliance.  Participant shall not transfer or otherwise dispose of the shares of Common Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws.  Participant may be required by the Company, as a condition of the effectiveness of this Award, to agree in writing that all Common Stock subject to this Agreement shall be held, until such time that such Common Stock is registered or otherwise freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

C.            Lockup Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Award or any of the underlying shares of Common Stock without the prior written consent of the of the underwriter(s) or its representative(s).

D.            Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Administrator of the Company shall accelerate the vesting of this restricted stock unit award, provided that the Company gives Participant 15 days’ prior written notice of such acceleration.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

E.             Accounting Compliance.  Participant agrees that, if a “transaction” (as defined in Section 14 of the Plan) occurs, and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

F.             Stock Legend.  The Administrator may require that the certificates for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors)  under this Agreement shall bear an appropriate legend to reflect the restrictions of this ARTICLE IX.  ; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable this ARTICLE IX.

G.            Shares Reserved.  The Company shall at all times during the term of this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

H.            Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years.  If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that a judge of the Circuit Court of Cook County, Illinois select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American

Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Chicago, Illinois.

I.              Right to Amend.  The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

J.             [If there is performance-based vesting, include the following:   Delay of Payment for Specified Employee.  Notwithstanding anything herein to the contrary, if any payments to be made to Participant hereunder are subject to the requirements of Code Section 409A and the Company determines that Participant is a “specified employee” as defined in Code Section 409A as of the date of the termination, such payments shall not be paid or commence earlier than the date that is six months after the termination.  Any payment not made during the six month period shall be paid on the first day of the seventh month following termination.]

ARTICLE X.  GOVERNING LAW

This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

BROADWIND ENERGY INC.

By:
Its:

By execution hereof, the Participant acknowledges having received a copy of the Plan.	PARTICIPANT